UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2016

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On April 8, 2016, Koppers Inc. (“KI”), a subsidiary of Koppers Holdings Inc., a Pennsylvania corporation (the “Company”), entered into a Third Amendment to Credit Agreement and Consent (the “Amendment”) to the Company’s Credit Agreement, dated as of August 15, 2014, as amended by a First Amendment thereto dated as of December 17, 2014, and by a Second Amendment thereto dated as of June 30, 2015 (collectively, the “Credit Agreement”), by and among KI, the Guarantors party thereto, the Lenders party thereto and PNC Bank National Association, as administrative agent.

Pursuant to the Amendment, the Credit Agreement was amended to, among other things: (i) reduce the maximum revolving credit principal commitment by $200.0 million from $500.0 million to $300.0 million; (ii) permit KI to complete certain reorganizations and other activities related to tax planning and tax reorganization; (iii) exclude from the calculation of fixed charges capital expenditures for the reorganization of KI’s Carbon Materials and Chemicals business in amounts of up to $9.5 million for charges incurred prior to December 31, 2015 and up to $35.0 million for charges incurred on or after January 1, 2016; and (iv) amend the existing Pricing Grid to provide for additional pricing tiers in the event our total secured leverage ratio exceeds 3.50 to 1.00 at the end of any fiscal quarter through September 30, 2016 or 4.00 to 1.00 at the end of any fiscal quarter ending on December 31, 2016 or thereafter.

The Amendment also adjusts the maximum total secured leverage ratio as follows: (i) at the end of the fiscal period from April 8, 2016 through September 30, 2016, the ratio shall not exceed 5.25 to 1.00; (ii) at the end of the fiscal period from December 31, 2016 through September 30, 2017, the ratio shall not exceed 5.00 to 1.00; (iii) at the end of the fiscal period from December 31, 2017 through September, 2018, the ratio shall not exceed 4.50 to 1.00; and (iv) at the end of the fiscal period ending on December 31, 2018 and for all periods thereafter, the ratio shall not exceed 4.00 to 1.00.  The maximum secured leverage ratio is the ratio of Total Secured Debt to Consolidated EBITDA (each as defined under the Credit Agreement) for the trailing four fiscal quarters. The maximum total secured leverage ratio would be reduced in the event of a Qualified Note Issuance (as defined under the Credit Agreement).

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement and Consent dated as of April 8, 2016 by and among Koppers Inc., the Guarantors party thereto, the Lenders party thereto and PNC Bank National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2016

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1

Third Amendment to Credit Agreement and Consent dated as of April 8, 2016 by and among Koppers Inc., the Guarantors party thereto, the Lenders party thereto and PNC Bank National Association, as administrative agent.

Filed herewith.